ATLANTIC ENERGY, INC.


                           CONSOLIDATED BALANCE SHEET


                                 MARCH 31, 1997


                                   (Dollars in
                                   Thousands)


                                   (Unaudited)

                                     ASSETS


                                                   Reported              Reclass                 Adjusted
                                                    Amount             Adjustments                Amount
                                                --------------       ----------------         --------------



Electric utility plant


  In                                               2,512,100                  5,604 (1)          2,517,704
  service
                                              --------------       ----------------         --------------
                                                   2,512,100                  5,604              2,517,704
  Less: Accumulated depreciation                     876,107                      -                876,107


                                              --------------       ----------------         --------------
  Net utility plant in service                     1,635,993                  5,604              1,641,597


  Construction work-in-progress                      114,940                      -                114,940


  Land Held for Future Use                             5,604                (5,604) (1)                  -


  Leased property, net                                38,254                      -                 38,254


                                              --------------       ----------------         --------------
                                                   1,794,791                      -              1,794,791
                                              --------------       ----------------         --------------
Investments and Nonutility Property


  Nonutility property, net                            54,931                      -                 54,931


  Investment in leveraged leases                      79,887                      -                 79,887


  Funds held by trustee                               73,935                 12,711 (2)             86,646


  Other investments                                   51,247               (12,711) (2)             38,536


                                              --------------       ----------------         --------------
                                                     260,000                      -                260,000
                                              --------------       ----------------         --------------
Current Assets


  Cash and cash equivalents                           15,071                    477 (3)             15,548


  Accounts receivable                                 93,188                 31,476 (4)            124,664


  Unbilled revenues                                   31,476               (31,476) (4)                  -


  Deferred energy                                     30,347                      -                 30,347
  costs


  Inventories, at average cost:


    Fuel (coal, oil, and gas)                         28,058                      -                 28,058


    Materials and supplies                            23,447                 15,050 (3)             38,497


  Working funds                                       15,527               (15,527) (3)                  -


  Prepayments                                         75,883                      -                 75,883


  Other                                               15,313                (8,584) (5)              6,729
                                              --------------       ----------------         --------------
                                                     328,310                (8,584)                319,726
                                              --------------       ----------------         --------------

Deferred Charges and Other Assets


  Unrecovered purchased power costs                   79,120                      -                 79,120


  Deferred recoverable income taxes                   85,858                      -                 85,858


  Unrecovered state excise taxes                      52,324                      -                 52,324


  Deferred debt refinancing costs                     43,896               (14,484) (6)             29,412


  Other regulatory assets                             60,482                      -                 60,482


  Prepaid employee benefit costs                           -                  7,759 (5)              7,759


  Unamortized debt expense                                 -                 14,484 (6)             14,484


  Other                                               38,876                      -                 38,876
                                              --------------       ----------------         --------------
                                                     360,556                  7,759                368,315
                                              --------------       ----------------         --------------
Total Assets                                       2,743,657                   (825)             2,742,832


                                              ==============       ================         ==============


The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                              ATLANTIC ENERGY, INC.


                           CONSOLIDATED BALANCE SHEET


                                 MARCH 31, 1997


                                   (Dollars in
                                   Thousands)


                                   (Unaudited)

                         CAPITALIZATION AND LIABILITIES



                                               Reported              Reclass                 Adjusted
                                                Amount             Adjustments                Amount
                                            --------------       ----------------         --------------



Capitalization


  Common stock                                     562,656                      -                562,656


  Retained earnings                                226,047                      -                226,047


                                            --------------       ----------------         --------------
                                                   788,703                      -                788,703
  Unearned compensation                            (2,799)                      -                (2,799)


                                            --------------       ----------------         --------------
        Total common stockholders' equity          785,904                      -                785,904


  Preferred stock of subsidiaries:


    Not subject to mandatory redemption             30,000                      -                 30,000


    Subject to mandatory redemption                113,950                      -                113,950


  Long-term debt                                   844,585                      -                844,585


                                            --------------       ----------------         --------------
                                                 1,774,439                      -              1,774,439
                                            --------------       ----------------         --------------
Current Liabilities


  Short-term debt                                  127,500                      -                127,500


  Preferred stock redemption requirement            10,000                      -                 10,000


  Long-term debt due within one year               112,675                      -                112,675


  Accounts payable                                  50,708                      -                 50,708


  Taxes accrued                                     19,577                      -                 19,577


  Interest accrued                                  17,905                      -                 17,905


  Dividends declared                                21,624                      -                 21,624


  Current capital lease obligation                     715                      -                    715


  Deferred income taxes, net                         1,560                      -                  1,560


  Other                                             27,945                  (825)(5)              27,120
                                            --------------       ----------------         --------------
                                                   390,209                   (825)               389,384
                                            --------------       ----------------         --------------
Deferred Credits and Other Liabilities


  Deferred income taxes, net                       434,067                      -                434,067


  Deferred investment tax credits                   45,944                      -                 45,944


  Long-term capital lease obligations               37,538                      -                 37,538


  Postretirement obligations                             -                 34,109 (7)             34,109


  Other                                             61,460               (34,109) (7)             27,351
                                            --------------       ----------------         --------------
                                                   579,009                      -                579,009
                                            --------------       ----------------         --------------
Total Capitalization and                         2,743,657                   (825)             2,742,832
Liabilities


                                            ==============       ================         ==============



The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


(1)  Transfer "Land held for future use" to electric utility plant in service.

(2) Transfer $12,711 for investment in Bond Escrow Trust from "Other investments" to "Funds held by trustee."

(3) Transfer "Working funds" to "Cash" and to "Materials and supplies," as appropriate.

(4)  Transfer "Unbilled revenues" to "Accounts receivable."

(5)  Transfer prepaid pension cost to a separate line.

(6) Transfer unamortized debt costs from "Deferred debt refinancing costs" to "Unamortized debt expense."

(7)  Transfer other post-retirement benefits from "Other" to a separate line.